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                                                                    Exhibit 99.1


LET'S TALK
CELLULAR & WIRELESS
                                              Contact:       Peter DeMarco
                                                             Sitrick and Company
                                                             (310) 788-2850

FOR IMMEDIATE RELEASE


            LET'S TALK CELLULAR & WIRELESS ANNOUNCES DEAL WITH NEXTEL

MIAMI, FLA., FEBRUARY 6, 2001 - Let's Talk Cellular and Wireless, Inc., (OTC:
LTCW) one of the nation's largest specialty cellular and wireless retailers, announced today that it has reached an agreement with a subsidiary of Nextel Communications, Inc. (NASDAQ: NXTL) pursuant to which a substantial portion of Let's Talk Cellular's nationwide distribution network will be incorporated into Nextel's operations to provide additional points of contact for existing and new Nextel customers. Under the terms of the agreement, which was executed late last week and is subject to Bankruptcy Court approval, Let's Talk Cellular will receive $32 million in cash, subject to certain potential adjustments, for the operations associated with approximately 200 Let's Talk Cellular stores where Nextel currently operates. Let's Talk Cellular's retail stores will remain open for business as usual while the transaction is being completed.

The transaction with Nextel will serve as the centerpiece for Let's Talk Cellular's plan to emerge from Chapter 11 protection in April and is supported by Let's Talk Cellular's senior secured bank group, which is led by The Chase Manhattan Bank. Let's Talk Cellular, which sought Chapter 11 protection in Delaware last May,



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filed its Chapter 11 plan with the Bankruptcy Court yesterday. Under the plan,
Let's Talk Cellular's creditors will receive the cash paid to the Company by Nextel and the proceeds from the disposition of various assets not included in the Nextel transaction.

"This transaction will produce the best possible results for all of our constituencies consistent with our overriding goal of maximizing value through the Chapter 11 process," said Let's Talk Cellular CEO and founder Brett Beveridge. "Our situation provides Nextel with a unique opportunity to tap into an operating retail distribution network that is already fully dedicated to the cellular and wireless industry. In exchange, our creditors will receive a recovery that should meet or exceed their expectations and most of our valued employees will have the opportunity to continue with the business."

"Nextel is a great company with a solid reputation of providing top of the line products, services and customer support - - just as we have done since we started Let's Talk Cellular eleven years ago," Mr. Beveridge continued. In joining the Nextel family, we are very sensitive to the future welfare of our employees. A significant consideration in reaching this agreement was that we would be able to preserve as many jobs as possible. While decisions regarding employment after the transaction is complete will be up to Nextel, we have been assured that they will give fair consideration to our employees."

"Eight months ago, we made a commitment to return to the philosophy that made this Company successful while implementing new cost cutting strategies," Mr. Beveridge added. "The results speak for themselves. Not only did we just complete the most successful month in our history this last December, but for the first five months of the new fiscal year, we have operated at a substantial operating profit. When you consider that just under a year ago we were struggling for survival under a massive working capital shortfall, our current period results - - and the Nextel deal - - are tributes to the tremendous efforts and dedication of our



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staff at all levels. As part of Nextel, we will continue with the same approach."

Let's Talk Cellular is one of the nation's largest independent specialty retailers of cellular and wireless products, services and accessories in the United States. The Company owns and operates 240 stores in 21 states, the District of Columbia and Puerto Rico. In its most recently filed U.S. Trustee operating report, the Company reported consolidated net sales for the 7 month period ending December 31, 2000 of approximately $53 Million.

SAFE HARBOR: MATTERS DISCUSSED IN THIS NEWS RELEASE, INCLUDING EXPECTATIONS - EXPRESSED OR IMPLIED - AS TO THE COMPANY'S FUTURE OPERATING RESULTS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT INVOLVE RISKS AND UNCERTAINTIES. FUTURE OPERATING RESULTS OR OTHER EVENTS MAY DIFFER MATERIALLY AND SIGNIFICANTLY FROM SUCH FORWARD-LOOKING STATEMENTS AND CAN BE IMPACTED BY KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND FACTORS, INCLUDING WITHOUT LIMITATION, THOSE DESCRIBED IN THE COMPANY'S SEC REPORTS, INCLUDING - BUT NOT LIMITED TO - COMPETITION, WEATHER, CASH FLOW AND OTHER EVENTS. THESE AND OTHER RISKS RELATED TO THE COMPANY'S OPERATIONS ARE DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS. THE COMPANY DOES NOT ANTICIPATE THAT THE TRANSACTIONS DISCLOSED HEREIN WILL PRODUCE ANY RETURN OR RECOVERY TO THE HOLDERS OF THE COMPANY'S ISSUED AND OUTSTANDING EQUITY SECURITIES, WHICH WILL BE CANCELLED UNDER THE COMPANY'S CHAPTER 11 PLAN.